UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 1, 2013 (March 27, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 27, 2013, Cooper-Standard Holdings Inc. (the “Company”) filed a Certificate of Amendment amending the Certificate of Designations (the “Certificate of Designations”) of 7% Cumulative Participating Convertible Preferred Stock of the Company (the “Preferred Stock”) with the Secretary of State of the State of Delaware. The Certificate of Amendment is effective as of March 27, 2013.

The amendment provides that the Company is not required to make an offer to redeem shares of Preferred Stock issued by the Company as “paid in kind” dividends prior to March 18, 2013 before the Company may repurchase, redeem or otherwise acquire any equity securities of the Company junior to the Preferred Stock so long as any such repurchase, redemption or other acquisition of junior equity securities is completed at a cash price per share greater than the then-applicable conversion price for the Preferred Stock.

The foregoing description of the amendment to the Certificate of Designations is qualified in its entirety by reference to the Certificate of Amendment of Certificate of Designations of 7% Cumulative Participating Convertible Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment of Certificate of Designations of 7% Cumulative Participating Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Date: April 1, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment of Certificate of Designations of 7% Cumulative Participating Convertible Preferred Stock.